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                                  EXHIBIT 11

          COMPUTATION OF SHARES USED FOR EARNINGS PER SHARE CALCULATION

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
                                             Years Ended December 31,
                                       1995           1994           1993
                                    -----------    -----------    -----------

Weighted Average Shares

  Outstanding:
    Primary                           432,495        432,495        403,525

    Fully Diluted                     432,495        432,495        432,495
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------
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